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                                                                    Exhibit 23.2


                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 28, 1999 relating to the financial statements, which appears on page 38 of the 1999 Annual Report to Stockholders of Dean Foods Company, which is incorporated by reference in Dean Foods Company's Annual Report on Form 10-K for the year ended May 30, 1999. We also consent to the incorporation by reference of our report dated June 28, 1999 relating to the financial statement schedules, which appears on page 17 of such Annual Report on Form 10-K.


/s/ PRICEWATERHOUSECOOPERS LLP
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PRICEWATERHOUSECOOPERS LLP


Chicago, Illinois
May 26, 2000

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